UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2022

FINTECH EVOLUTION ACQUISITION GROUP

(Exact name of registrant as specified in its charter)

Cayman Islands	333-252969	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 739-6741

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Ordinary Share and one-third of one redeemable warrant	FTEV.U	The New York Stock Exchange

Class A Ordinary Shares, par value $0.0001	FTEV	The New York Stock Exchange

Redeemable Warrants, each whole warrant exercisable for one share of one Class A Ordinary Share for $11.50 per share	FTEV WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the

Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2022, the New York Stock Exchange (the “NYSE”) notified FinTech Evolution Acquisition Group (the “Company”), and publicly announced, that the NYSE determined to commence proceedings to delist the Company’s warrants, each whole warrant exercisable to purchase one Class A ordinary share, par value $0.0001 per share (the “Class A Shares”), at a price of $11.50 per share, and listed to trade on the NYSE under the symbol “FTEV WS” (the “Warrants”), from the NYSE and that trading in the Warrants would be suspended immediately, due to “abnormally low” trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual.

The Company had a right to a review of this determination by a Committee of the Board of Directors of the NYSE. The NYSE applied to the Securities and Exchange Commission to delist the Warrants upon completion of all applicable procedures, including any appeal by the Company of the NYSE’s decision. The Company did not appeal the determination.

Trading in the Warrants on the NYSE was suspended immediately. Trading in the Company’s Class A Shares and units will continue on the NYSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINTECH EVOLUTION ACQUISITION GROUP

	By:	/s/ Rohit Bhagat
		Name:	Rohit Bhagat
		Title:	Chief Executive Officer

Dated: February 2, 2023

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